ECO-STIM ENERGY SOLUTIONS, INC.

Shares of Common Stock

UNDERWRITING AGREEMENT

February __, 2015

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Ladies and Gentlemen:

The undersigned, Eco-Stim Energy Solutions, Inc., a company formed under the laws of Nevada (the “Company” and collectively with its subsidiaries, including, without limitation, all entities disclosed or described in the Registration Statement (as hereinafter defined) as being subsidiaries of the Company (the “Subsidiaries”), the “Company Entities” and each a “Company Entity”), hereby confirms its agreement with Roth Capital Partners, LLC (the “Underwriter”) as follows:

1. Purchase and Sale of Securities.

1.1 Firm Shares.

1.1.1. Nature and Purchase of Firm Shares.

(i) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, an aggregate of [_____________] shares of common stock (“Firm Shares”), par value $0.001 per share (the “Shares”).

(ii) The Underwriter agrees to purchase from the Company the Firm Shares at a purchase price (net of discounts and commissions) of $[___] per Share ([___]% of the per Share offering price). The Firm Shares are to be offered initially to the public (the “Offering”) at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2. Firm Shares Payment and Delivery.

(i) Delivery and payment for the Firm Shares shall be made at [10:00 a.m.], Eastern time, on the third (3rd) Business Day following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.2 below) (or the fourth (4th) Business Day following the Effective Date, if the Registration Statement is declared effective after 4:30 p.m.) or at such earlier time as shall be agreed upon by the Underwriter and the Company at the offices of Andrews Kurth, LLP counsel to the Underwriter (“AK”), or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Underwriter and the Company. The hour and date of delivery and payment for the Firm Shares is called the “Closing Date.”

(ii) Payment for the Firm Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery of the certificates (in form and substance satisfactory to the Underwriter) representing the Firm Shares (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriter. The Firm Shares shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) full Business Days prior to the Closing Date. The Company shall not be obligated to sell or deliver the Firm Shares except upon tender of payment by the Underwriter for all the Firm Shares. The term “Business Day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions are authorized or obligated by law to close in New York City.

1.2 Option.

1.2.1. Option Shares. The Underwriter is hereby granted an option to purchase up to [_______] Shares representing fifteen (15%) percent of the Firm Shares sold in the offering from the Company (the “Option”). Such additional [_______] Shares, the net proceeds of which will be deposited with the Company’s account, are hereinafter referred to as “Option Shares.” The purchase price to be paid for the Option Shares will be [the same price] per Option Share [as the price per Firm Share set forth in Section 1.1.1 hereof]. The Firm Shares and the Option Shares are hereinafter referred to collectively as the “Public Securities.”

1.2.2. Exercise of Option. The Option granted pursuant to Section 1.2.1 hereof may be exercised by the Underwriter as to all (at any time) or any part (from time to time) of the Option Shares within 30 days after the date hereof. The Underwriter will not be under any obligation to purchase any Option Shares prior to the exercise of the Option. The Option may be exercised by the Underwriter by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of Option Shares as to which the option is being exercised, and the date and time when the Option Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) nor earlier than the first Business Day after the date on which the option shall have been exercised nor later than the fifth Business Day after the date on which the option shall have been exercised unless the Company and the Underwriter otherwise agree. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice, at the offices of AK or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Underwriter. Upon exercise of the Option, the Company will become obligated to convey to the Underwriter, and, subject to the terms and conditions set forth herein, the Underwriter will become obligated to purchase, the number of Option Shares specified in such notice.

1.2.3. Payment and Delivery. Payment for the Option Shares will be made on the Option Closing Date by wire transfer in Federal (same day) funds as follows: $[____] per Option Share, ([__]% of the per Option Share offering price), payable to the order of the Company upon delivery to you of certificates (in form and substance satisfactory to the Underwriter) representing the Option Shares (or through the facilities of DTC) for the account of the Underwriter. The Option Shares shall be registered in such name or names and in such authorized denominations as the Underwriter may request in writing at least two (2) full Business Days prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Underwriter for applicable Option Shares.

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2. Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1 Filing of Registration Statement.

2.1.1. Pursuant to the Act. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-[__________]), including any related prospectus or prospectuses, for the registration of the Public Securities under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement.” The final prospectus in the form first furnished to the Underwriter for use in the Offering, is hereinafter called the “Prospectus.” The Registration Statement has been declared effective by the Commission. “Applicable Time” means [___ pm on _________________, 2015], on the Effective Date or such other time as agreed to by the Company and the Underwriter.

2.2 Reserved.

2.3 Reserved.

2.4 No Stop Orders, etc. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Prospectus or the Registration Statement or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.5 Disclosures in Registration Statement.

2.5.1. 10b-5 Representation. At the Applicable Time and at the respective times the Registration Statement, the Prospectus and any post-effective amendments thereto become effective (and at the Closing Date and the Option Closing Date, if any):

(i) The Registration Statement, the Prospectus and any post-effective amendments thereto did and will in all material respects conform to the requirements of the Act and the Regulations;

(ii) Neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, do or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by the Underwriter expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of the Underwriter consists solely of the disclosure contained in paragraph identified by “Stabilization” under the caption “Underwriting” of the Prospectus (the “Underwriter’s Information”).

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2.5.2. Disclosure of Agreements. The agreements and documents described in the Prospectus and the Registration Statement conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described in the Prospectus, the Registration Statement or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which a Company Entity is a party or by which it is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to such Company Entity’s business, has been duly authorized and validly executed by the applicable Company Entity, is in full force and effect in all material respects and is enforceable against the Company Entity and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by a Company Entity, and no Company Entity nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by a Company Entity of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company Entity or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.5.3. Prior Securities Transaction. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement.

2.5.4. Regulations. The disclosures in the Registration Statement concerning the effects of Federal, State, local and all foreign regulation on the Company’s business as currently contemplated are correct in all material respects.

2.6 Changes After Dates in Registration Statement.

2.6.1. No Material Adverse Effect. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition (financial or otherwise), business, properties, operations, prospects, management or results of operations of the Company Entities or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”); (ii) there have been no material transactions entered into by a Company Entity (whether or not in the ordinary course of business), other than as contemplated pursuant to this Agreement; and (iii) no officer or director of a Company Entity has resigned from any position with such Company Entity.

2.6.2. Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

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2.7 Independent Accountants. To the knowledge of the Company, Whitley Penn LLP (“Whitley”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations. Whitley has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.8 Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present the financial position and the results of operations of the Company and its consolidated subsidiaries at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with generally accepted accounting principles in the U.S. (“GAAP”), consistently applied throughout the periods involved, other than in the case of interim financial statements, the absence of notes and normal year end adjustments; and present fairly the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement and the Prospectus, (a) no Company Entity, has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of any Company Entity or any grants under any stock compensation plan and, (d) there has not been any material adverse change in the Company’s long-term or short-term debt.

2.9 Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Prospectus, the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus. Based on the assumptions stated in the Registration Statement and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date there was, and on the Closing Date and the Option Closing Date there will be, no options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Shares of the Company or any security convertible into Shares of the Company, or any contracts or commitments to issue or sell Shares or any such options, warrants, rights or convertible securities.

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2.10 Valid Issuance of Securities, etc.

2.10.1. Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Shares conform in all material respects to all statements relating thereto contained in the Registration Statement and the Prospectus. The offers and sales of the outstanding Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such Shares, exempt from such registration requirements.

2.10.2. Securities Sold Pursuant to this Agreement. The Public Securities have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken. The Public Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement.

2.11 Registration Rights of Third Parties. Except as set forth in the Registration Statement and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.12 Validity and Binding Effect of Agreements. This Agreement and the transactions contemplated hereby have been duly and validly authorized by the Company, and, this Agreement, when executed and delivered, will constitute, the valid and binding agreement of the Company, enforceable against the Company in accordance with its respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

2.13 No Conflicts, etc. The execution, delivery, and performance by the Company of this Agreement and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the amended and restated Articles of Incorporation (as the same may be amended from time to time, the “Articles of Incorporation”); or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

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2.14 No Defaults; Violations. No default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, that would reasonably be expected to have a Material Adverse Effect. The Company is not in violation of any term or provision of its Articles of Incorporation, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, that would reasonably be expected to have a Material Adverse Effect.

2.15 Corporate Power; Licenses; Consents.

2.15.1. Conduct of Business. Except as described in the Registration Statement and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus, except where any failure to possess the same, singularly or in the aggregate, would not have a Material Adverse Effect. The disclosures in the Registration Statement concerning the effects of federal, state and local regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects.

2.15.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.16 Reserved.

2.17 Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened or contemplated against, involving any Company Entity or any property of any Company Entity or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement and the Prospectus.

2.18 Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the State of as of the date hereof, with all necessary corporate power and authority to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify or be in good standing would not have a Material Adverse Effect.

2.19 Stop Orders. The Commission has not issued any order preventing or suspending the use of the Registration Statement, the Prospectus or any part thereof.

2.20 Transactions Affecting Disclosure to FINRA.

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2.20.1. Finder’s Fees. Except as described in the Registration Statement and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any of the Company’s directors and officers immediately prior to the Offering (the “Insiders”) with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriter’s compensation, as determined by FINRA.

2.20.2. Payments Within Twelve Months. Except as described in the Registration Statement and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date.

2.20.3. Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.20.4. FINRA Affiliation. No officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Underwriter and AK if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Shares (or securities convertible into Shares) is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.21 Foreign Corrupt Practices Act. Neither the Company nor, to the Company’s knowledge, any of the directors, employees or officers of the Company or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might have a Material Adverse Effect. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.22 Reserved.

2.23 Lock-Up Period.

2.23.1. Each of the Company’s officers and directors holding Shares (or securities convertible into Shares), and each owner of at least 5% of the Company’s Shares (or securities convertible into Shares) (collectively, the “Lock-Up Parties”), have agreed pursuant to executed Lock-Up Agreements in the form attached hereto as Exhibit A that for a period of 180 days from the effective date of the Registration Statement (the “Lock-Up Period”), the Lock-Up Parties shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Shares, or any securities convertible into or exercisable or exchangeable for Shares, without the consent of the Underwriter. The Underwriter may consent to an early release from the Lock-Up Period if, in its opinion, the market for the Shares would not be adversely impacted by sales and in cases of financial emergency of an officer, director or other stockholder. The Company has caused each of the Lock-Up Parties to deliver to the Underwriter the agreements of each of the Lock-Up Parties to the foregoing effect prior to the date that the Company requests that the Commission declare the Registration Statement effective under the Act.

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2.23.2. The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the Underwriter, it will not, for a period of 180 days from the effective date of the Registration Statement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company (other than on Form S-8) or (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise.

The restrictions contained in this paragraph 2.23.2 shall not apply to (i) the Shares to be sold hereunder, (ii) the issuance by the Company of shares of common stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriter has been advised in writing, (iii) the issuance by the Company of option or shares of capital stock of the Company under any stock compensation plan of the Company, (iv) the issuance by the Company of options or shares of capital stock of the Company to third-party vendors, suppliers, consultants as a form of compensation or (v) the issuance by the Company of shares of common stock as consideration for a future acquisition (including, a merger or any similar transaction).

2.24 Subsidiaries. Annex 1 to this Agreement sets forth the ownership of all Subsidiaries. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Company directly or indirectly through one or more subsidiaries, except as described in the Registration Statement and the Prospectus. All Subsidiaries are duly organized and in good standing (or in the case of any Subsidiary that is not organized under the laws of the United States of America, such Subsidiary will have the equivalent status) under the laws of the place of organization or incorporation, and each such Subsidiary and is in good standing (or in the case of any Subsidiary that is not organized under the laws of the United States of America, such Subsidiary will have the equivalent status) in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect.

2.25 Related Party Transactions. Except as disclosed in the Registration Statement and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus that have not been described as required.

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2.26 Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of any exchange on which the Shares are listed. At least one member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of any exchange on which the Shares are listed. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the applicable rules of any exchange on which the Shares are listed.

2.27 Sarbanes-Oxley Compliance.

2.27.1. Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.27.2. Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Since the end of the Company’s most recent audited fiscal year, the Company is not aware of any change in its internal control over financial reporting that has occurred that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

2.27.3. Compliance. The Company is, or on the Effective Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and has taken or will take reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the material provisions of the Sarbanes-Oxley Act of 2002.

2.28 No Investment Company Status. The Company is not and, after giving effect to the Offering and sale of the Firm Shares and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.29 No Labor Disputes. No labor dispute with the employees of the Company Entities exists or, to the knowledge of the Company, is imminent.

2.30 Intellectual Property. The Company Entities own or possess or have valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of their respective businesses as currently carried on and as described in the Registration Statement and the Prospectus, except where failure to own, possess, license or have such rights would not reasonably be expected to result in a Material Adverse Effect. To the knowledge of the Company, no action or use by the Company Entities will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others. No Company Entity has received any notice alleging any such infringement or fee.

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2.31 Taxes. Each Company Entity has filed all material returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each Company Entity has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against such Company Entity. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriter, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from any Company Entity, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from any Company Entity. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

2.32 “Ineligible Issuer”. For purposes of this Offering, the Company will be an “ineligible issuer” (as defined in Rule 405 under the Act) for purposes of Rules 164 and 433 under the Act.

2.33 Environmental Compliance. Except as described in the Registration Statement, the Company (i) is, and at all times prior hereto within the applicable statute of limitations has been, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, national, state, provincial, regional, or local authority, relating to the protection of human health or safety, the environment, or natural resources, or imposing liability or standards of conduct concerning any Hazardous Material (as defined below) (“Environmental Laws”) applicable to the Company, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct it business, (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business, (iii) is in material compliance with all terms and conditions of any such permits, licenses or other approvals and (iv) has not received notice of any actual or alleged violation of Environmental Law and does not have any potential liability in connection with the release into the environment of any Hazardous Material, except for and such instances of noncompliance, failures to obtain or maintain required permits, licenses or approvals or to comply with the terms and conditions of such permits, licenses or approvals, notices of alleged violation or liabilities in connection with such releases that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the Registration Statement, (x) there are no proceedings pending, or known to be contemplated, against the Company under Environmental Laws in which a governmental authority is also a party, other than any such proceedings with respect to which it is reasonably believed that no monetary sanctions of $50,000 or more will be imposed and (y) the Company does not anticipate material capital expenditures relating to Environmental Laws other than those incurred in the ordinary course of business for the purchase of equipment used in its business activities. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act of 1976, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any Environmental Law.

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2.34 ERISA Matters. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

2.35 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged, and the Company does not have reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

2.36 Forward-Looking Statements. Each statement (including the assumptions described therein) included in the Registration Statement that is within the coverage of Rule 175(b), including, but not limited to, any statements with respect to projected results of operations and any statements made in support thereof, was made or will be made by the Company with a reasonable basis and in good faith.

2.37 Title to Real and Personal Property. Each Company Entity, as the case may be, has good and insurable fee title or leasehold title to all properties owned by them, in each case, free and clear of all third party ownership interests, mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (a) such as are described in the Registration Statement and the Prospectus, (b) those that do not materially interfere with the use made and proposed to be made of such property by the Company Entity or (c) those that could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

2.38 Reserved.

2.39 No Broker’s Fees. No Company Entity is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against a Company Entity or the Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

2.40 No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

2.41 Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

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2.42 Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

2.43 Compliance with Money Laundering Laws. The operations of the Company Entities are and, to the knowledge of the Company after reasonable investigation, have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.44 Compliance with OFAC. No Company Entity or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of a Company Entity is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3. Covenants of the Company. The Company covenants and agrees as follows:

3.1 Amendments to Registration Statement. The Company will deliver to the Underwriter, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Underwriter shall reasonably object in writing.

3.2 Federal Securities Laws.

3.2.1. Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Securities is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Underwriter promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

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3.2.2. Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Underwriter) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3. Exchange Act Registration. For a period of three years from the Effective Date, the Company will use its best efforts to maintain the registration of the Shares. The Company will not deregister the Shares under the Exchange Act without the prior written consent of the Underwriter.

3.2.4. Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 of the 1933 Act.

3.3 Delivery to the Underwriter of Prospectuses. The Company will deliver to the Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Prospectus as the Underwriter may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to the Underwriter two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

3.4 Effectiveness and Events Requiring Notice to the Underwriter. The Company will use commercially reasonable efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months from the Applicable Time, and will notify the Underwriter immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus or Written Testing-the-Waters Communication; (v) of the receipt of any comments or request for any additional information from the Commission, including any request for information concerning any written Testing-the-Waters Communication; and (vi) of the happening of any event during the period described in this Section 3.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or Prospectus or Written Testing-the-Waters Communication untrue or that requires the making of any changes in the Registration Statement or Prospectus or Written Testing-the-Waters Communication in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.5 Reserved.

3.6 Reserved.

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3.7 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

3.8 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.9 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Underwriter) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

3.10 Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.11 Accountants. As of the Effective Date, the Company shall retain an independent public accountants reasonably acceptable to the Underwriter, and the Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least three (3) years after the Effective Date. The Underwriter acknowledges that Whitley is acceptable to the Underwriter.

3.12 FINRA. The Company shall advise the Underwriter (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Company’s Public Securities.

3.13 No Fiduciary Duties. The Company acknowledges and agrees that the Underwriter’s responsibility to the Company is solely contractual in nature and that neither the Underwriter nor its affiliates or any Selling Agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

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3.14 Payment of General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering (including the Option Shares) with the Commission; (b) all filing fees associated with the review of the Offering by FINRA; all fees and expenses relating to the listing of such Shares on stock exchanges or over-the-counter markets as the Company and the Underwriter together determine; (c) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors in an amount not to exceed $[_____] per individual; (d) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other jurisdictions as the Underwriter may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of “blue sky” counsel, it being agreed that such fees and expenses will be limited to $[_____]; (e) the costs of all mailing and printing of the underwriting documents (including, without limitation, this Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriter’s Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Underwriter may reasonably deem necessary; (f) the costs and expenses of the public relations firm; (g) the costs of preparing, printing and delivering certificates representing the Shares; (h) fees and expenses of the transfer agent for the Shares; (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Investors; (j) the costs associated with post-Closing advertising the Offering in the national editions of the Wall Street Journal and New York Times; (k) the fees and expenses of the Company’s accountants; (l) the fees and expenses of the Company’s legal counsel and other agents and representatives; (m) $[_____] for the Underwriter’s use of i-Deal’s book-building, prospectus tracking and compliance software for the Offering; and (n) up to $[_____] to cover the Underwriter’s actual “road show” expenses for the Offering.

4. Conditions of the Underwriter’s Obligations. The obligations of the Underwriter to purchase and pay for the Shares, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder and (iv) the following conditions:

4.1 Regulatory Matters.

4.1.1. Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., Eastern time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Date and the Option Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of AK.

4.1.2. FINRA Clearance. By the Effective Date, the Underwriter shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriter as described in the Registration Statement.

4.1.3. Reserved.

4.1.4. Free Writing Prospectuses. The Underwriter covenants with the Company that the Underwriter will not use, authorize the use of, refer to, or participate in the planning for the use of a “free writing prospectus” as defined in Rule 405 under the 1933 Act, which term includes use of any written information furnished by the Commission to the Company and not incorporated by reference into the Registration Statement, without the prior written consent of the Company. Any such free writing prospectus consented to by the Company is hereinafter referred to as an “Underwriter Free Writing Prospectus.”

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4.2 Company Counsel Matters.

4.2.1. Closing Date Opinion of Nevada Local Counsel. On the Closing Date, the Underwriter shall have received the favorable opinion of Woodburn and Wedge, local counsel to the Company (“WW”), dated the Closing Date, addressed to the Underwriter and in a form reasonably acceptable to the Underwriter and Counsel to the Underwriter.

4.2.2. Closing Date Opinion of Counsel. On the Closing Date, the Underwriter shall have received the favorable opinion of Vinson & Elkins, L.L.P., counsel to the Company (“VE”), dated the Closing Date, addressed to the Underwriter covering the following:

(i) The Subsidiaries incorporated in Texas, as listed on Annex I hereto, have been duly organized and is validly existing and is in good standing under the laws of its jurisdiction of incorporation as a foreign corporation in all jurisdictions in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a Material Adverse Effect.

(ii) The Registration Statement and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements included therein, as to which no opinion need be rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Act and Regulations. The Shares offered pursuant to the Prospectus conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. No United States or state statute or regulation required to be described in the Prospectus is not described as required (except as to the Blue Sky laws of the various states, as to which such counsel expresses no opinions), nor are any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement not so described or filed as required.

(iii) The Registration Statement has been declared effective by the Commission. We have been orally advised by the Staff of the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued, and to our knowledge, no proceedings for that purpose have been instituted or overtly threatened by the Commission. Any required filing of the Prospectus, and any required supplement thereto, pursuant to Rule 424(b) under the Securities Act, has been made in the manner and within the time period required by Rule 424(b).

(iv) The Company is not and, after giving effect to the Offering and sale of the Public Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(v) No consent, approval, authorization or filing with or order of any U.S. Federal, State of Nevada court or governmental agency or body having jurisdiction over the Company is required, under the laws, rules and regulations of the United States of America and the State of Nevada for the consummation by the Company of the transactions contemplated by the Agreement, (i) such as have been made or obtained under the Securities Act and (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares by you in the manner contemplated in the Agreement and in the Prospectus, as to which we express no opinion.

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(vi) The Company is not a party to any written agreement granting any holders of securities of the Company rights to require the registration under the Securities Act of resales of such securities, other than as have been waived, effectively completed with or satisfied.

4.2.3. The opinions of each of WW and VE shall further include a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, the Underwriter and the independent registered public accounting firm of the Company, at which conferences the contents of the Registration Statement and the Prospectus contained therein and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus contained therein, solely on the basis of the foregoing without independent check and verification, no facts have come to the attention of such counsel which lead them to believe that the Registration Statement or any amendment thereto, at the time the Registration Statement or amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus or any amendment or supplement thereto, at the time they were filed pursuant to Rule 424(b) or at the date of such counsel’s opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading (except that such counsel need express no view and shall not be deemed to have rendered an opinion with respect to the financial information, statistical data and information, accounting information and matters regarding non-United States laws, rules and regulations included in the Registration Statement or the Prospectus). The Registration Statement and the Prospectus and any post-effective amendments or supplements thereto (other than the financial statements including notes and schedules, financial data, statistical data and information, accounting information, and non-United States laws, rules and regulations included in the Registration Statement or the Prospectus, included therein, as to which no opinion need be rendered) each as of their respective dates complied as to form in all material respects with the requirements of the Act and Regulations.

4.2.4. Option Closing Date Opinions of Counsel. On the Option Closing Date, if any, the Underwriter shall have received the favorable opinion of counsel listed in Sections 4.2.1 through 4.2.3, dated the Option Closing Date, addressed to the Underwriter and in form and substance reasonably satisfactory to the Underwriter, confirming as of the Option Closing Date, the statements made by such counsel in its opinion delivered on the Closing Date.

4.2.5. Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Underwriter) of other counsel reasonably acceptable to the Underwriter, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to AK if requested. The opinions of each of WW and VE and any opinion relied upon by each of WW and VE shall include a statement to the effect that it may be relied upon by counsel for the Underwriter in its opinion delivered to the Underwriter.

4.3 Comfort Letter. At the time this Agreement is executed, and at each of the Closing Date and the Option Closing Date, if any, you shall have received a comfort letter, addressed to the Underwriter and in form and substance satisfactory in all respects to you and to AK from Whitley dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any, confirming, as of the date of each such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given, as of a date not more than three days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters required by the Underwriter.

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4.4 Officers’ Certificates.

4.4.1. Officers’ Certificate. At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Chairman of the Board and Chief Executive Officer of the Company, dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be, and that the conditions set forth in Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Date and the Option Closing Date, as the case may be, the representations and warranties of the Company set forth in Section 2 hereof are true and correct, in all material respects as of the Closing Date and the Option Closing Date, as the case may be, respectively. In addition, the Underwriter will have received such other and further certificates of officers of the Company as the Underwriter may reasonably request.

4.4.2. Secretary’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Underwriter shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying: (i) that the Articles of Incorporation are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all written correspondence between the Company or its counsel and the Commission as attached to such certificate; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5 No Material Changes. Prior to and on each of the Closing Date and the Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

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4.6 Delivery of Agreements.

4.6.1. Effective Date Deliveries. On the Effective Date, the Company shall have delivered to the Underwriter executed copies of this Agreement and the Lock-Up Agreements.

5. Indemnity and Contribution by the Company and the Underwriter.

5.1 Indemnity by the Company. The Company agrees to indemnify, defend and hold harmless the Underwriter and any person who controls the Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the respective directors, officers, employees and agents of the Underwriter from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or controlling person may incur under the Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any breach of any representation, warranty or covenant of the Company contained herein, (ii) any failure on the part of the Company to comply with any applicable law, rule or regulation relating to the offering of securities being made pursuant to the Prospectus, (iii) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), any Issuer Free Writing Prospectus that the Company has filed or was required to file with the Commission or is otherwise required to retain, or the Prospectus (the term Prospectus for the purpose of this Section 5 being deemed to include any preliminary prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), (iv) any application or other document, or any amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction (domestic or foreign) in order to qualify the Shares under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each an “Application”), (v) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, (vi) any omission or alleged omission from any such Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, (vii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials used in connection with the marketing of the Shares, including, without limitation, slides, videos, films and tape recordings; except, in the case of (iii), (v) and (vi) above only, insofar as any such loss, expense, liability, damage or claim arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company expressly for use in such Registration Statement, Prospectus or Application. The indemnity agreement set forth in this Section 5.1 shall be in addition to any liability which the Company may otherwise have.

5.2 Company Indemnification Procedures. If any action is brought against the Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to Section 5.1, the Underwriter shall promptly notify the Company in writing of the institution of such action, and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses; provided, however, that any failure or delay to so notify the Company will not relieve the Company of any obligation hereunder, except to the extent that its ability to defend is actually impaired by such failure or delay. The Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action, or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company in which case the Company shall have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate firm of attorneys for the Underwriter or controlling persons in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its consent.

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5.3 Indemnity by the Underwriter. The Underwriter agrees to indemnify, defend and hold harmless the Company, the Company’s directors, the Company’s officers that signed the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability, damage or claim (including the reasonable cost of investigation) which the Company or any such person may incur under the Act, the Exchange Act or otherwise, insofar as such loss, expense, liability, damage or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment), the Prospectus, or any Application, (ii) any omission or alleged omission to state a material fact required to be stated in any such Registration Statement, or necessary to make the statements made therein not misleading, or (iii) any omission or alleged omission from the Prospectus or any Application of a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, but in each case only insofar as such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, Prospectus or Application in reliance upon and in conformity with information furnished in writing by the Underwriter to the Company expressly for use therein. The Underwriter’s Information in the preliminary prospectus and the Prospectus (to the extent such statements relate to the Underwriter) constitute the only information furnished by or on behalf of the Underwriter to the Company for purposes of Section 2.5.1 and this Section 5.

5.4 Underwriter’s Indemnification Procedures. If any action is brought against the Company, or any such person in respect of which indemnity may be sought against the Underwriter pursuant to Section 5.3, the Company, or such person shall promptly notify the Underwriter in writing of the institution of such action and the Underwriter shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company, or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, or such person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such action or the Underwriter shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate firm of attorneys in any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction) representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Underwriter shall not be liable for any settlement of any such claim or action effected without the Underwriter’s written consent.

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5.5 Contribution. If the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under Sections 5.1 or 5.3 in respect of any losses, expenses, liabilities, damages or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities, damages or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, and the Underwriter from the offering of the Shares or (ii) if (but only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, and of the Underwriter in connection with the statements or omissions which resulted in such losses, expenses, liabilities, damages or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company, and the Underwriter shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriter. The relative fault of the Company, and of the Underwriter shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, or by the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

5.6 Limitation of Liability. The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in Section 5.5. Notwithstanding the provisions of this Section 5, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by the Underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

6. Reserved.

7. Reserved.

8. Effective Date of this Agreement and Termination Thereof.

8.1 Effective Date. This Agreement shall become effective when both the Company and the Underwriter have executed the same and delivered counterparts of such signatures to the other party.

8.2 Termination. You shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NASDAQ, the NASDAQ Global Market or the NASDAQ Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Firm Shares or Option Shares, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Underwriter shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Underwriter’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the securities or to enforce contracts made by the Underwriter for the sale of the securities.

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8.3 Expenses. In the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriter its actual and accountable and reasonable out of pocket expenses related to the transactions contemplated herein then due and payable ([including the fees and disbursements of AK] up to $[______]; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

8.4 Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

9. Miscellaneous.

9.1 Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two (2) days after such mailing.

If to the Underwriter:

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Attn: Managing Director

Fax No.: (949) 720-7227

Copy to:

Andrews Kurth LLP

600 Travis Street, Suite 4200

Houston, TX 77002

Attn: David Buck

Fax No.: 713-238-7126

If to the Company:

Eco-Stim Energy Solutions, Inc.

2390 W. Sam Houston Pkwy N., Suite 275

Houston, TX 77043

Attn: President & Chief Executive Officer

Fax No.: (281) 531-7297

Copy to:

Vinson & Elkins LLP

1001 Fannin Street, Suite 2500

Houston, TX 77019

Attn: [W. Matthew Strock]

Fax No.: [(713) 615-5650]

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9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3 Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4 Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.5 Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Underwriter, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from the Underwriter.

9.6 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the state courts of the State of New York, or in the United States District Courts for the State of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore.

9.7 Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

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9.8 Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

10. No Fiduciary Duty. Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriter, the Company acknowledges and agrees that (i) nothing herein shall create a fiduciary or agency relationship between the Company, on the one hand, and the Underwriter, on the other hand; (ii) the Underwriter has been retained solely to act as the underwriter and is not acting as an advisor, expert or otherwise, to the Company in connection with this Offering, the sale of the Shares or any other services the Underwriter may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares; (iii) the relationship between the Company, on the one hand, and the Underwriter, on the other hand, is entirely and solely commercial, and the price of the Shares was established by the Company and the Underwriter based on discussions and arms’ length negotiations and the Company understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (iv) any duties and obligations that the Underwriter may have to the Company shall be limited to those duties and obligations specifically stated herein; and (v) notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriter may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price delivered to the Company by the Underwriter for the Shares and that such interests may differ from the interests of the Company, and the Underwriter has no obligation to disclose, or account to the Company for any benefit that they may derive from, such additional financial interests; however, the Underwriter represents to the Company that such interests will not interfere with the Underwriter’s ability to perform its obligations under this Agreement. The Company hereby waives and releases, to the fullest extent permitted by applicable law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of fiduciary duty and agree that the Underwriter shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company or any of its shareholders, managers, employees or creditors.

11. Research Analyst Independence. The Company acknowledges that (a) the Underwriter’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies and (b) the Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company, the value of the Common Stock and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by the Underwriter’s independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking division. The Company acknowledges that the Underwriter is a full service securities firm and as such, from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that are the subject of the transactions contemplated by this Agreement.

[SIGNATURE PAGE FOLLOWS]

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If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

ECO-STIM ENERGY SOLUTIONS, INC.

By:
Name:
Title:

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Accepted on the date first above written.

ROTH CAPITAL PARTNERS, LLC

By:
Name:
Title:

EXHIBIT A

Lock-Up Agreement

___________ __, 201_

Roth Capital Partners, LLC

888 San Clemente Drive

Newport Beach, CA 92660

Attn: Managing Director

Ladies and Gentlemen:

The undersigned understands that Roth Capital Partners, LLC (the “Underwriter”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Eco-Stim Energy Solutions, Inc., a Nevada corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Underwriter of __________ shares of common stock (“Firm Shares”), par value $0.001 per share, of the Company (the “Shares”).

To induce the Underwriter to continue its efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Underwriter, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. Notwithstanding the foregoing, the undersigned may transfer Shares without the prior consent of the Underwriter in connection with (a) transactions relating to Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Shares or other securities acquired in such open market transactions, (b) if the undersigned is an individual, transfers of Shares or any security convertible into Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period, (c) transfer of Shares to a charity or educational institution, (d) if the undersigned is, or directly or indirectly controls, a corporation, partnership, limited liability company or other business entity, any transfers of Shares to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be, if, in any such case, such transfer is not for value, or (e) if the undersigned is a corporation, partnership, limited liability company or other business entity, any transfer of Shares made by the undersigned (i) in connection with the sale or other bona fide transfer in a single transaction of all or substantially all of the undersigned’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the undersigned’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by this agreement or (ii) to another corporation, partnership, limited liability company or other business entity so long as the transferee is an affiliate of the undersigned and such transfer is not for value. Notwithstanding the foregoing, if (x) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Underwriter waives such extension in writing. In addition, the undersigned agrees that during the Lock-Up Period, without the prior written consent of the Underwriter, it will not make any demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with this Agreement.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares, provided that the undersigned does not transfer the Shares acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this letter agreement. In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Shares or any securities convertible into or exercisable or exchangeable for Shares within the Lock-Up Period).

The undersigned understands that the Company and the Underwriter are relying upon this letter agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that, if the Underwriting Agreement is not executed by ____________, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder this agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriter.

Very truly yours,

(Name):

(Address)

ANNEX 1

Subsidiaries

Entity	Ownership	Jurisdiction of Incorporation
Eco-Stim Energy Solutions Argentina S.A.	Eco-Stim Energy Solutions, Inc. (90%) Eco-Stim, Inc. (10%)	Argentina
Eco-Stim, Inc.	Eco-Stim Energy Solutions, Inc. (100%)	Texas
Viking Rock Holding, AS	Eco-Stim Energy Solutions, Inc. (100%)	Norway
Viking Rock, AS	Viking Rock Holding, AS (100%)	Norway